                                                                    EXHIBIT 10.9







                                CREDIT AGREEMENT

                               DATED JUNE 3, 2004

                                 BY AND BETWEEN

                            BRADFORD RESOURCES, LTD.

                                       AND

                          CITIZENS BANK OF PENNSYLVANIA

                                TABLE OF CONTENTS



ARTICLE I.  DEFINITIONS AND INTERPRETATIONS...................................1

   Section 1.01       Defined Terms and Interpretations.......................1
   Section 1.02       Accounting Matters; Changes in GAAP.....................1
   Section 1.03       Conflict in Loan Documents..............................1
   Section 1.04       Legal Representation of Parties.........................1

ARTICLE II.  THE CREDIT FACILITY..............................................2

   Section 2.01       The Standby Term Loan...................................2
   Section 2.02       Borrowing Procedures....................................2
   Section 2.03       Standby Term Loan Note..................................3
   Section 2.04       Repayment of the Term Loan..............................3
   Section 2.05       Continuation and Conversion Elections...................3
   Section 2.06       Repayments, Prepayments, and Interest...................4
   Section 2.07       Payments to the Lender..................................5
   Section 2.08       Lender's Records........................................6

ARTICLE III.  INTEREST AND GENERAL LOAN PROVISIONS............................6

   Section 3.01       Interest................................................6
   Section 3.02       Illegality; Suspension of LIBOR Rate Loans..............7
   Section 3.03       Indemnities.............................................8
   Section 3.04       Increased Costs.........................................9
   Section 3.05       Increased Capital Costs.................................9
   Section 3.06       Taxes...................................................9
   Section 3.07       Survival...............................................10
   Section 3.08       Security...............................................10

ARTICLE IV.  CONDITIONS OF LENDING...........................................10

   Section 4.01       Initial Conditions.....................................10
   Section 4.02       Subsequent Conditions..................................11

ARTICLE V.  REPRESENTATIONS AND WARRANTIES...................................11

   Section 5.01       Organization, Subsidiaries and Authority...............11
   Section 5.02       Consent................................................12
   Section 5.03       Litigation.............................................12
   Section 5.04       Financial Statements; Solvency.........................13
   Section 5.05       Ownership and Management...............................13
   Section 5.06       Adverse Occurrences....................................13
   Section 5.07       Indebtedness...........................................13
   Section 5.08       Information............................................13
   Section 5.09       Assets, Liens and Insurance............................13
   Section 5.10       Contractual Obligations and Equipment Leases...........14
   Section 5.11       Taxes..................................................14
   Section 5.12       Margin Stock; Investment Company.......................14
   Section 5.13       Intellectual Property Rights...........................15
   Section 5.14       Environmental Laws.....................................15


   Section 5.15       Collateral Documents...................................15
   Section 5.16       Bankruptcy; Insolvency.................................15
   Section 5.17       Compliance with Laws...................................15
   Section 5.18       Locations..............................................15
   Section 5.19       ERISA Plans............................................15
   Section 5.20       Contemporaneous Exchange...............................16
   Section 5.21       Disclosure.............................................16

ARTICLE VI.  AFFIRMATIVE COVENANTS...........................................16

   Section 6.01       Use of Proceeds........................................16
   Section 6.02       Financial Information and Compliance Certificates......17
   Section 6.03       Books and Records; Visitation..........................19
   Section 6.04       Compliance with Laws...................................19
   Section 6.05       Notices................................................19
   Section 6.06       Insurance..............................................21
   Section 6.07       Taxes..................................................21
   Section 6.08       Maintenance of Properties..............................21
   Section 6.09       Maintenance of Existence...............................21
   Section 6.10       Environmental Matters..................................21
   Section 6.11       Reimbursable Costs and Expenses........................21
   Section 6.12       Payment of Liabilities.................................22
   Section 6.13       True Disclosures.......................................22
   Section 6.14       Security Interests.....................................22
   Section 6.15       Further Assurances.....................................23

ARTICLE VII.  NEGATIVE COVENANTS.............................................23

   Section 7.01       Financial Covenants....................................23
   Section 7.02       Fundamental Changes....................................24
   Section 7.03       Indebtedness...........................................24
   Section 7.04       Investments, Acquisitions, Loans and Advances..........24
   Section 7.05       Affiliated Transactions................................25
   Section 7.06       Business and Accounting Changes........................25
   Section 7.07       Insurance..............................................26
   Section 7.08       Documents..............................................26
   Section 7.09       Environmental Concern Materials........................26
   Section 7.10       Disposition of Assets..................................26
   Section 7.11       Guarantees.............................................26
   Section 7.12       Rentals................................................26
   Section 7.13       Changes in Organization Documents......................26
   Section 7.14       The Equipment Lease....................................27

ARTICLE VIII.  EVENTS OF DEFAULT.............................................27

   Section 8.01       Failure to Make Payments...............................27
   Section 8.02       Representations and Warranties.........................27
   Section 8.03       Covenants and Agreements...............................27
   Section 8.04       Defaults With Respect To Other Obligations.............27
   Section 8.05       Insolvency and Other Related Events....................28
   Section 8.06       Final Judgments........................................28
   Section 8.07       Execution on Properties................................28
   Section 8.08       ERISA Events...........................................28

   Section 8.09       Suspension of Operations...............................29
   Section 8.10       The Collateral.........................................29
   Section 8.11       Termination of Loan Documents..........................29
   Section 8.12       Criminal Activities....................................29
   Section 8.13       Change of Control......................................29
   Section 8.14       The Equipment Lease....................................29

ARTICLE IX.  REMEDIES........................................................29

   Section 9.01       Rights of the Lender Upon Default......................29
   Section 9.02       Cumulative Remedies....................................31
   Section 9.03       Waiver of Right to Marshal.............................31

ARTICLE X.  MISCELLANEOUS....................................................32

   Section 10.01      Automatic Debits of  Fees..............................32
   Section 10.02      Rights in Property held by the Lender..................32
   Section 10.03      Collateral.............................................32
   Section 10.04      No Third Party Rights..................................32
   Section 10.05      Construction...........................................32
   Section 10.06      Waiver.................................................32
   Section 10.07      Indemnification by the Borrower........................32
   Section 10.08      Marshaling; Payments Set Aside.........................33
   Section 10.09      Waiver of Jury Trial...................................33
   Section 10.10      Consent to Jurisdiction................................34
   Section 10.11      Survival...............................................34
   Section 10.12      Disclosure of Information..............................34
   Section 10.13      Notices................................................34
   Section 10.14      Limitation of Liability................................35
   Section 10.15      Sale and Participation.................................35
   Section 10.16      Applicable Law.........................................35
   Section 10.17      Binding Effect and Assignment..........................36
   Section 10.18      Counterparts...........................................36
   Section 10.19      Headings...............................................36
   Section 10.20      Severability...........................................36
   Section 10.21      Entire Agreement.......................................36
   Section 10.22      Sealed Document........................................36
   Section 10.23      USA Patriot Act Notification...........................36

EXHIBITS

Exhibit "A"   Notice of Borrowing
Exhibit "B"   Notice of Continuation/Conversion

SCHEDULES

Schedule      One      Definitions
Schedule      Two      Conditions Precedent
Schedule      5.01     Organization, Subsidiaries and Authority
Schedule      5.05     Ownership and Management
Schedule      5.07     Existing Indebtedness
Schedule      5.09     Assets and Insurance
Schedule      5.10     Leased Equipment
Schedule      5.18     Locations
Schedule      5.19     ERISA Plans
Schedule      7.04     Investments
Schedule      7.05     Affiliate Transactions
Schedule      7.11     Guarantees
Schedule      7.12     Rentals
Schedule      10.13    Notices

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement"), made effective as of the 3rd day of June, 2004, is by and between BRADFORD RESOURCES, LTD., a Pennsylvania limited partnership (the "Borrower"), SUPERIOR WELL SERVICES, LTD., a Pennsylvania limited partnership ("Superior")and CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank (the "Lender").

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Lender to make a standby term loan available to it in the principal amount of $10,000,000, and the Lender is willing to make such a standby term loan available to the Borrower upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the Borrower and the Lender covenant and agree as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATIONS

         SECTION 1.01 DEFINED TERMS AND INTERPRETATIONS. In addition to other words and terms defined elsewhere in this Agreement (including the preamble and recitals), when used in this Agreement and in the exhibits and schedules to this Agreement, the capitalized words and terms set forth in Schedule One attached hereto and incorporated herein by reference thereto shall have the meanings set forth in Part I of Schedule One unless otherwise defined herein or the context otherwise clearly requires. In addition, the provisions of Part II of Schedule One shall, unless otherwise specified in this Agreement, apply to the interpretation of the words and terms used herein.

         SECTION 1.02 ACCOUNTING MATTERS; CHANGES IN GAAP. (a) For purposes of this Agreement and each of the other Loan Documents, all accounting and financial terms used herein or therein shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

                  (b) In the event that any accounting changes relating to GAAP or other accounting principles and policies occur after the Closing Date and such changes result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement to compensate for the effect of such changes so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the Closing Date, provided, if the parties are unable to agree on an amendment within a reasonable period of time, then calculation of compliance by the Borrower with the covenants contained in this Agreement shall be determined in accordance with GAAP as in effect immediately prior to such change.

         SECTION 1.03 CONFLICT IN LOAN DOCUMENTS. If there is any conflict between this Agreement and any other Loan Document, this Agreement and such other Loan Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

         SECTION 1.04 LEGAL REPRESENTATION OF PARTIES. This Agreement and the other Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

ARTICLE II. THE CREDIT FACILITY

         SECTION 2.01 THE STANDBY TERM LOAN. (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower contained in Article V, the Lender agrees to make a standby term loan available to the Borrower on the Closing Date (the "Standby Term Loan") in the aggregate principal amount not to exceed the Standby Term Loan Commitment. Advances of the Standby Term Loan (each an "Advance") may be made during the period (the "Standby Term Loan Period") commencing on the Closing Date and ending on the earlier to occur of (i) the Borrower's draw of the entire amount of the Standby Term Loan; or (ii) December 31, 2004. The Standby Term Loan is a term loan that is non-revolving and the Borrower shall not have the right to borrow, repay and reborrow under the Standby Term Loan.

         SECTION 2.02 BORROWING PROCEDURES. (a) Requests for Advances. Each request for an Advance (a "Request for Advance") shall be made by either (i) delivery by the Borrower to the Lender of an irrevocable written notice in the form of Exhibit "A" attached hereto signed by a Responsible Officer of the Borrower (a "Notice of Borrowing"), or (ii) by telephonic notice to the Lender (confirmed on the same day by a Notice of Borrowing delivered to the Lender), together with copies of invoices relating to the equipment to be purchased by the Borrower for which the Advance is requested and such other information as may reasonably be requested by the Lender. Each Notice of Borrowing shall constitute the representation and warranty of the Borrower to the Lender that on the date of such request, and before and after giving effect to the application of the Advance requested thereby, (i) all representations and warranties set forth in Article V are true and correct in all material respects as though made on the date of such request, and (ii) no Potential Default or Event of Default shall have occurred and be continuing.

                  (b) Prime Rate Tranche Requests. By delivering a Notice of Borrowing to the Lender or by telephonic notice to the Lender (confirmed on the same day by a Notice of Borrowing delivered to the Lender), in each case on or before 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the requested Borrowing Date (which must be a Business Day), the Borrower may from time to time irrevocably request that an Advance be made as a Prime Rate Tranche on the requested Borrowing Date. On the terms and subject to the conditions of this Agreement, each such Prime Rate Tranche shall be made available to the Borrower on the requested Borrowing Date by deposit to the account of the Borrower with the Lender or by wire transfer in accordance with written instructions as shall have been delivered to the Lender by the Borrower prior to the making of the requested Prime Rate Tranche.

                  (c) LIBOR Rate Tranche Requests. By delivering a Notice of Borrowing to the Lender or by telephonic notice to the Lender (confirmed on the same day by a Notice of Borrowing delivered to the Lender), in each case on or before 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on a Business Day, the Borrower may from time to time irrevocably request, on not less than two nor more than five (5) Business Days' notice, that an Advance be made as a LIBOR Rate Tranche in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount and specifying the applicable Interest Period which shall be one month if the Borrower fails to make such a specification. On the terms and subject to the conditions of this Agreement, each such LIBOR Rate Tranche shall be made available to the Borrower on the first day of the applicable Interest Period by deposit to the account of the Borrower with the Lender or by wire transfer in accordance with written instructions as shall have been delivered to the Lender by the Borrower prior to the making of the requested LIBOR Rate Tranche. After giving effect to all Advances outstanding, there shall not be more than five (5) LIBOR Rate Tranches outstanding at any time.

         SECTION 2.03 STANDBY TERM LOAN NOTE. The Standby Term Loan shall be evidenced by the Standby Term Loan Note, appropriately completed, signed by the Borrower and dated the Closing Date.

         SECTION 2.04 REPAYMENT OF THE STANDBY TERM LOAN. Interest only shall be payable from the Closing Date up to but not including January 1, 2005. Subject to adjustment annually by the Lender in writing to the Borrower to take into account Hedging Contracts in effect from time to time, commencing on January 1, 2005 and continuing on the first day of each consecutive month thereafter through and including December 1, 2009, the Borrower shall pay to the Lender equal and consecutive monthly installments of principal in an amount equal to 1/84th of the outstanding principal balance of the Standby Term Loan on January 1, 2005, and a final principal payment due and payable on the Standby Term Loan Maturity Date in an amount equal to the then outstanding principal balance of the Standby Term Loan; provided, during the period(s) that the Standby Term Loan is classified as a LIBOR Rate Tranche, (i) the Standby Term Loan shall mature and become payable in full on the last day of each Interest Period, and (ii) subject to the provisions of Section 2.05(b) regarding continuation and conversion of outstanding Tranches, upon such maturity, the Standby Term Loan shall automatically be continued as a LIBOR Rate Tranche with an equal Interest Period in an amount equal to the expiring LIBOR Rate Tranche LESS the principal repayments made to the Lender during such the Interest Period applicable to the expiring LIBOR Rate Tranche, provided, however, that no portion of the outstanding principal amount of a LIBOR Rate Tranche may be continued as a LIBOR Rate Tranche when any Event of Default has occurred and is continuing. If any Event of Default has occurred and is continuing (if the Lender does not otherwise elect to exercise any right to accelerate the Standby Term Loan it is granted under this Agreement), the maturing LIBOR Rate Tranche shall automatically be continued as a Prime Rate Tranche. Notwithstanding the foregoing, the outstanding principal balance of the Standby Term Loan shall be due and payable in full on the Standby Term Loan Maturity Date.

         SECTION 2.05 CONTINUATION AND CONVERSION OF TRANCHES. (a) Subject to the terms and conditions of this Section 2.05, all or a portion of the Standby Term Loan may be continued or converted into one or more Tranches bearing interest at the same or different Interest Rate Options as the Borrower may elect from time to time pursuant to this Section 2.05.

                  (b) By delivering an irrevocable written notice of continuation/conversion to the Lender in the form of Exhibit "B" attached hereto (a "Notice of Continuation/Conversion") or by telephonic notice (confirmed on the same day by a Notice of Continuation/Conversion delivered to the Lender), the Borrower may irrevocably elect to convert an outstanding Tranche to a Tranche bearing interest at a different Interest Rate Option or having a different Interest Period, or continue on the last day of an Interest Period a Tranche as a Tranche bearing interest at the same Interest Rate Option with a similar Interest Period, subject to the following conditions:

                           (i) Each Notice of Conversion/Continuation or telephonic notice thereof must be received by the Lender (A) not later than 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) at least two (2) Business Days in advance of the date of the requested continuation/conversion (the "Continuation/Conversion Date") if the Tranche is to be converted into or continued as a LIBOR Rate Tranche, and (B) not later than 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) on the Continuation/Conversion Date if the Tranche is to be converted into a Prime Rate Tranche;

                           (ii) A Prime Rate Tranche may be converted into a LIBOR Rate Tranche at any time;

                           (iii) A LIBOR Rate Tranche may only be converted to a Tranche bearing interest at a different Interest Rate Option or having a different Interest Period at the end of the then applicable Interest Period therefor;

                           (iv) Any Tranche to be continued as, or converted into, a LIBOR Rate Tranche must be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount;

                           (v) No portion of a LIBOR Rate Tranche may be converted to, or continued as, a LIBOR Rate Tranche when any Potential Default or Event of Default has occurred and is continuing;

                           (vi) No portion of a LIBOR Rate Tranche may be converted to a LIBOR Rate Tranche of a different duration if such LIBOR Rate Tranche relates to any Hedging Obligations; and

                           (vii) There shall be no more than five (5) LIBOR Rate Tranches outstanding at any time.

                  (c) If no Interest Rate Option is timely selected at the end of any Interest Period for a LIBOR Rate Tranche, the Borrower shall be deemed to have selected a Prime Rate Option for such Tranche. In the absence of a timely delivery of a Notice of Continuation/Conversion with respect to any LIBOR Rate Tranche, such Tranche shall, on the last day of the Interest Period relating to such Tranche, automatically convert to a Prime Rate Tranche.

                  (d) Upon the occurrence and during the continuance of an Event of Default, any outstanding LIBOR Rate Tranche shall be automatically converted to a Prime Rate Tranche on the last day of the Interest Period relating thereto ending during the continuance of such Event of Default.

         SECTION 2.06 REPAYMENTS, PREPAYMENTS, AND INTEREST. (a) Repayments, Continuations and Conversions. Unless demand has been made prior thereto, LIBOR Rate Tranches shall mature and become payable in full on the last day of the Interest Period relating to such LIBOR Rate Tranche. Upon maturity, a LIBOR Rate Tranche may be continued for an additional Interest Period or may be converted as permitted under Section 2.05.

                  (b) Voluntary Prepayment of LIBOR Rate Tranches. LIBOR Rate Tranches may be prepaid upon the terms and conditions set forth herein. For LIBOR Rate Tranches in connection with which the Borrower has or may incur Hedging Obligations, additional obligations may be associated with prepayment, in accordance with the terms and conditions of the applicable Hedging Contracts. The Borrower shall give the Lender, no later than 10:00 a.m. (prevailing time in Pittsburgh, Pennsylvania) at least four (4) Business Days notice of any proposed prepayment of any LIBOR Rate Tranche, specifying the proposed date of payment of such LIBOR Rate Tranche, and the principal amount to be paid. Each partial prepayment of the principal amount of a LIBOR Rate Tranche shall be in an integral multiple of $500,000 and accompanied by the payment of all charges outstanding on such LIBOR Rate Tranche and of all accrued interest on the principal repaid to the date of payment. The Borrower acknowledges that prepayment or acceleration of a LIBOR Rate Tranche during an Interest Period shall result in the Lender incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of LIBOR Rate Tranches shall be accompanied by, and the Borrower hereby promises to pay, on each date a LIBOR Rate Tranche is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (the "LIBOR Rate Prepayment Fee") determined by the Lender pursuant to the following formula:

                           (i) the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Interest Period as to which prepayment is made, SUBTRACTED FROM

                           (ii) the LIBOR Lending Rate plus the Applicable Margin applicable to the LIBOR Rate Tranche being prepaid.

If the result of this calculation is zero or a negative number, then there shall be no LIBOR Rate Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by the amount of the LIBOR Rate Tranche being prepaid, and the resulting amount shall be divided by 360, and multiplied by the number of days remaining in the Interest Period as to which the prepayment is being made. Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and the number of days remaining on the Interest Period for the LIBOR Rate Tranche being prepaid. The resulting amount of these calculations shall be the LIBOR Rate Prepayment Fee.

                  (c) Voluntary Prepayment of Prime Rate Tranches. Prime Rate Tranches may be prepaid at any time without premium or penalty.

         SECTION 2.07 PAYMENTS TO THE LENDER. (a) All payments (including prepayments) made by the Borrower under this Agreement, the Standby Term Loan Note or any other Loan Document shall be made in Dollars and in immediately available funds, without set-off, counterclaim, recoupment or other deduction of any nature and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and any action therefor shall immediately accrue. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Lender at the Lender's Office no later than 3:00 p.m. (prevailing time in Pittsburgh, Pennsylvania) on the date specified herein. Any payment received by the Lender later than 3:00 p.m. (prevailing time in Pittsburgh, Pennsylvania) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Any payment required to be made by the Borrower to the Lender under this Agreement or any other Loan Document may, at the Lender's option, be deducted when due from any deposit or other account (general or special, time or demand, provisional or final) of the Borrower with the Lender.

                  (b) So long as no Potential Default or Event of Default shall have occurred and be continuing, payments matching specific scheduled payments then due will be applied to those scheduled payments. As to each other payment and all payments made after a Potential Default or Event of Default shall have occurred and be continuing, the Borrower irrevocably agrees that the Lender shall have the continuing exclusive right to apply any and all such payments against such of the Obligations as the Lender may deem advisable in its sole discretion.

                  (c) The Lender is authorized to, and at its sole election may, on behalf of the Borrower, charge to the Standby Term Loan balance and cause to be paid all fees, Reimbursable Costs and Expenses, charges, costs, interest and principal (other than principal of the Standby Term Loan) owing by the Borrower under this Agreement or any of the other Loan Documents if and to the extent the Borrower fails to promptly pay any such amounts as and when due, but it is expressly acknowledged and agreed that the Lender shall be under no obligation to do any of the foregoing. At the Lender's option and to the extent permitted by Law, any charges so made shall constitute part of the Standby Term Loan.

                  (d) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (e) If the Borrower fails to pay any installment of principal, interest or other amount under this Agreement within ten (10) days of when due, in addition to making payment of the installment then due, the Borrower shall pay to the Lender a late charge in an amount equal to five percent (5.0%) of such overdue installment.

         SECTION 2.08 LENDER'S RECORDS. The Lender is authorized to record in its books and records the amount of all loans, advances, repayments, interest due and paid, and all other charges, fees and expenses paid, or due, and the like, in connection with this Agreement and the other Loan Documents, and, except in the case of manifest error in posting or computation, such books and records shall be presumptively true, correct and binding as to the amounts at any time due to the Lender from the Borrower under this Agreement and the other Loan Documents. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Standby Term Loan.

ARTICLE III. INTEREST AND GENERAL LOAN PROVISIONS

         SECTION 3.01 INTEREST. (a) The Standby Term Loan shall bear interest on the outstanding principal amount thereof for each day until paid (whether by demand, at stated maturity, by acceleration, or otherwise), as follows:

                           (i) Interest on the outstanding principal amount of each LIBOR Rate Tranche shall accrue during the Interest Period applicable thereto at a rate per annum equal to the sum of the LIBOR Lending Rate for such Interest Period PLUS the Applicable Margin thereto (the "LIBOR Rate Option"); and

                           (ii) Interest on the outstanding principal amount of each Prime Rate Tranche shall accrue during the Interest Period applicable thereto at a rate per annum equal to the sum of the Prime Rate for such Interest Period PLUS the Applicable Margin thereto (the "Prime Rate Option").

                  (b) If the Lender shall have determined that:

                           (i) US dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Lender in the London interbank market;

                           (i) by reason of circumstances affecting the Lender in the London interbank, adequate means do not exist for ascertaining the LIBOR Rate applicable to LIBOR Rate Tranches of any duration; or

                           (iii) the LIBOR Rate no longer adequately reflects the Lender's cost of funding the Tranches,

then, upon prior written notice from the Lender to the Borrower, the obligations of the Lender to make or continue any Tranches as, or to convert any Tranches into, LIBOR Rate Tranches shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist; until such notice is delivered, if at all, all Tranches made thereafter shall be Prime Rate Tranches.

                  (c) Each determination of an interest rate by the Lender shall be conclusive and binding on the Borrower in the absence of manifest error. At the request of the Borrower, the Lender will deliver to the Borrower a statement showing the quotations used by the Lender in determining any interest rate and the resulting interest rate.

                  (d) Interest on the Standby Term Loan shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed in the period during which it accrues. The Borrower shall pay interest on the Standby Term Loan, in arrears, on each Interest Payment Date, on any date that the Standby Term Loan is prepaid, at maturity (whether by demand, at stated maturity, by acceleration, or otherwise), and, during the existence of any Event of Default, on demand of the Lender. In computing interest on the Standby Term Loan, the borrowing date or the first day of an Interest Period applicable to such Tranche or, with respect to a Prime Rate Tranche being converted from a LIBOR Rate Tranche, the date of conversion of such LIBOR Rate Tranche to a Prime Rate Tranche, as the case may be, shall be included, and the date of payment of such Tranche or the expiration date of an Interest Period applicable to such Tranche or, with respect to a Prime Rate Tranche being converted to a LIBOR Rate Tranche, the date of conversion of such Prime Rate Tranche to a LIBOR Rate Tranche, as the case may be, shall be excluded, provided, that if a Tranche is repaid on the same day on which it is made, one day's interest shall be paid on that Tranche.

                  (e) Notwithstanding anything to the contrary in this Agreement, after the occurrence and during the continuance of an Event of Default or after maturity (whether by demand, stated maturity or otherwise), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) at the following rates:

                           (i) LIBOR Rate Tranches shall bear interest at the LIBOR Lending Rate PLUS the highest Applicable Margin for LIBOR Rate Tranches PLUS three percent (3.0%), provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Tranche outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Tranche shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate PLUS the highest Applicable Margin for Prime Rate Tranches PLUS three percent (3.0%)

                           (ii) Prime Rate Tranches shall bear interest at the Prime Rate PLUS the highest Applicable Margin for Prime Rate Tranches PLUS three percent (3.0%), and

                           (iii) All other Obligations shall bear interest at the Prime Rate PLUS the highest Applicable Margin for Prime Rate Tranches PLUS three percent (3.0%).

                  (f) If, at any time, any rate of interest payable hereunder shall be deemed by any Authority to exceed the maximum rate of interest permitted by applicable Law, then for such time as such rate would be deemed excessive, its application shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permitted under such Law. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless the Borrower notifies the Lender to return the excess payment to the Borrower.

         SECTION 3.02 ILLEGALITY; SUSPENSION OF LIBOR RATE TRANCHES. (a) If the Lender shall reasonably determine (which determination shall, upon notice thereof to the Borrower be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any Law, rule, regulation or guideline (whether or not having the force of law) makes it unlawful, or any central bank or other Authority asserts that it is unlawful, for the Lender to make, continue or maintain any LIBOR Rate Tranche as, or to convert any loan into, a LIBOR Rate Tranche of a certain duration, the obligations of the Lender to make, continue, maintain or convert into any such LIBOR Rate Tranches shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Tranches of such type shall automatically convert into Prime Rate Tranches at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

                  (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Tranche, the Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Tranches then outstanding, together with interest accrued thereon and the LIBOR Rate Prepayment Fee, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Tranches to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Tranche. If the Borrower is required to so prepay any LIBOR Rate Tranche, then concurrently with such prepayment, the Borrower shall borrow a Prime Rate Tranche from the Lender in the amount of such repayment.

                  (c) If the Lender shall have determined that (i) US dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bank in the London interbank market, (ii) by reason of circumstances affecting the Lender in the London interbank, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to LIBOR Rate Tranches of any duration, or (iii) the LIBOR Rate no longer adequately reflects the Lender's cost of funding loans, then, upon notice from the Lender to the Borrower, the obligations of the Lender to make or continue any Tranches as, or to convert any Tranches into, LIBOR Rate Tranches of such duration shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

                  (d) If the obligation of the Lender to make or maintain LIBOR Rate Tranches has been so terminated or suspended, the Borrower may elect, by giving notice to the Lender that all Tranches which would otherwise be made by the Lender as LIBOR Rate Tranches shall instead be made as Prime Rate Tranches.

         SECTION 3.03 INDEMNITIES. In addition to the LIBOR Rate Prepayment Fee, the Borrower agrees to reimburse the Lender (without duplication) for any increase in the cost to the Lender, or reduction in the amount of any sum receivable by the Lender, in respect, or as a result of:

                           (i) any conversion or repayment or prepayment of the principal amount of any LIBOR Rate Tranches on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.02 or otherwise;

                           (ii) any Tranches not being made as LIBOR Rate Tranches in accordance with the borrowing request thereof;

                           (iii) any LIBOR Rate Tranche not being continued as, or converted into, a LIBOR Rate Tranche in accordance with the Notice of Continuation/Conversion thereof, or

                           (iv) any costs associated with marking to market any Hedging Obligations that (in the reasonable determination of the Lender) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Rate Tranche on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.02 or otherwise.

The Lender shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower to the Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower understands, agrees and acknowledges the following: (i) the Lender does not have any obligation to purchase, sell and/or match funds in connection with the use of LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Tranche, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) the Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Rate Prepayment Fee, and other funding losses incurred by the Lender. Borrower further agrees to pay the LIBOR Rate Prepayment Fee and other funding losses, if any, whether or not the Lender elects to purchase, sell and/or match funds.

         SECTION 3.04 INCREASED COSTS. If on or after the date hereof the adoption of any applicable Law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) shall subject the Lender to any tax, duty or other charge with respect to its LIBOR Rate Tranches or its obligation to make LIBOR Rate Tranches, or shall change the basis of taxation of payments to the Lender of the principal of or interest on its LIBOR Rate Tranches or any other amounts due under this agreement in respect of its LIBOR Rate Tranches or its obligation to make LIBOR Rate Tranches (except for the introduction of, or change in the rate of, tax on the overall net income of the Lender or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Lender is organized or in which the Lender's principal executive office is located), or

                           (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the London interbank market any other condition affecting its LIBOR Rate Tranches or its obligation to make LIBOR Rate Tranches, and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any LIBOR Rate Tranche, or to reduce the amount of any sum received or receivable by the Lender under this Agreement with respect thereto, by an amount deemed by the Lender to be material, then, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

         SECTION 3.05 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any Law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Authority affects or would affect the amount of capital required or expected to be maintained by the Lender, or person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling person's capital as a consequence of its commitments or the loans made by the Lender is reduced to a level below that which the Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling person for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any reasonable method of averaging and attribution that it reasonably shall deem applicable.

         SECTION 3.06 TAXES. (a) All payments by the Borrower of principal of, and interest on, the LIBOR Rate Tranches and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the

Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                           (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                           (ii) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

                           (iii) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

                  (b) If any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had not such Taxes been asserted.

                  (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

         SECTION 3.07 SURVIVAL. The agreements and obligations of the Borrower in this Article III shall survive the payment of all other Obligations.

         SECTION 3.08 SECURITY. The prompt and full satisfaction of the Obligations shall be secured by the Collateral Documents.

ARTICLE IV. CONDITIONS OF LENDING

         SECTION 4.01 CONDITIONS PRECEDENT. The Lender's obligation under this Agreement to make the initial Advance is subject to the prior or concurrent satisfaction of each of the following conditions precedent unless waived in writing by the Lender:

                           (i) Contemporaneously with, or prior to, the execution and delivery of this Agreement, the Borrower shall deliver or cause to be delivered to the Lender each of the items listed in Schedule Two attached hereto and incorporated herein by reference thereto.

                           (ii) The Collateral Documents shall be in full force and effect and the Borrower shall have taken or caused to be taken such actions so that, on the Closing Date, the Lender shall have valid and perfected liens on and security interests in the Collateral having priority over all other Liens in such Collateral except Permitted Liens.

                           (iii) The representations and warranties contained in
         Article V shall be true and correct on the Closing Date.

                           (iv) No Event of Default shall have occurred and be continuing on the Closing Date.

                           (v) No litigation, arbitration, proceeding or investigation by or before any Authority shall be pending, or to the knowledge of the Borrower, threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement or the other Loan Documents or which might, in the opinion of the Lender, if adversely determined, be reasonably expected to have a Material Adverse Effect or be detrimental to the interests of the Lender with respect to the transactions contemplated hereby.

                           (vi) All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for the Lender, and the Lender shall have received originals or certified copies of such documents and proceedings in connection herewith and therewith as the Lender may request, all in form and substance satisfactory to counsel for the Lender.

                           (vii) No event or events shall have occurred and be continuing on the Closing Date which, individually or in the aggregate, has or reasonably could be expected to have a Material Adverse Effect.

                           (viii) The Lender shall have completed all business, environmental and legal due diligence deemed necessary or appropriate by the Lender (including without limitation, collateral audits of the Collateral) and the results of such due diligence shall be satisfactory to the Lender and its counsel.

                           (ix) The capital structure and ownership of the Borrower shall be satisfactory to the Lender.

                           (x) The Equipment Lease shall be in form and substance satisfactory to the Lender and, at a minimum, shall provide for a lease termination date later than the Standby Term Loan Maturity Date.

         SECTION 4.02 SUBSEQUENT CONDITIONS. The Lender's obligation to make subsequent Advances is subject to the satisfaction of each of the following conditions unless waived in writing by the Lender:

                           (i) The representations and warranties contained in
         Article V shall be true and correct in all material respects as though made on and as of the borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                           (ii) No event or events shall have occurred which, individually or in the aggregate, has had, or reasonably could be expected to have, a Material Adverse Effect.

                           (iii) No Potential Default or Event of Default shall have occurred and be continuing.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

         As an inducement to the Lender to enter into this Agreement and make the Standby Term Loan, the Borrower and Superior each represents and warrants to the Lender as follows:

         SECTION 5.01 ORGANIZATION, SUBSIDIARIES AND AUTHORITY. (a) The Borrower and Superior are each a limited partnership duly organized, validly existing and in good standing under the laws of the

Commonwealth of Pennsylvania. The Borrower has no Subsidiaries except as set forth on Schedule 5.01 attached hereto.

                  (b) Neither the Borrower nor Superior uses, or has used within the past five (5) years, any assumed or fictitious name in the conduct of its business, nor has the Borrower or Superior had any registered name other than its existing registered name. The federal employer identification number and state organizational identification numbers for the Borrower and Superior are set forth on Schedule 5.01.

                  (c) The Borrower and Superior each has the lawful power to own or lease its assets and properties and to engage in the business it conducts. Each of the Borrower and Superior is duly licensed and qualified and in good standing in the jurisdictions wherein the character or location of the assets and properties owned or leased by it, or the nature of the business transacted by it, make such licensing or qualification necessary and the failure to be so licensed or qualified could have, or could reasonably be expected to have, a Material Adverse Effect.

                  (d) Each of the Borrower, the General Partner and Superior has the power and authority to enter into and perform the provisions of the Loan Documents to which it is a party, to incur the Indebtedness and obligations provided for therein and to carry out the transactions contemplated therein, and each has taken all proper and necessary partnership or corporate action, as the case may be, to incur the Indebtedness and obligations provided for therein. The execution, delivery and performance by the Borrower, the General Partner and Superior of this Agreement, the Standby Term Loan Note, the Collateral Documents and the other Loan Documents to which they are parties and the creation and grant of the Liens contemplated by the Collateral Documents (i) have been duly authorized by all requisite partnership or corporate action, and (ii) will not
(A) violate any Law or conflict with or result in a breach of any Law, the Organization Documents of the Borrower or Superior or any notes, indentures, contracts, instruments or agreements to which the Borrower, the General Partner or Superior is a party, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, or (B) result in the creation or imposition of any Lien on any property (now owned or hereafter acquired) of the Borrower or Superior other than those in favor of the Lender.

                  (e) This Agreement, the Standby Term Loan Note, the Collateral Documents, the Guaranty Agreements and the other Loan Documents have been duly and validly executed and delivered by each Loan Party that is a party thereto and constitute the valid and binding obligations of each such Loan Party, enforceable in accordance with their respective terms.

         SECTION 5.02 CONSENT. No consent, approval, authorization, permit or license of, or other action by, or filing, registration or qualification with, any Authority or any Person (including shareholders or partners) which has not been obtained (except for recordings or filings in connection with the Liens granted to the Lender under the Collateral Documents) is necessary or required in connection with the execution and delivery by the Borrower, the General Partner or Superior of the Loan Documents to which they are a party, the undertaking or performance of any of the obligations of the Borrower, the General Partner or Superior thereunder or the enforcement of the Lender's rights and remedies thereunder.

         SECTION 5.03 LITIGATION. There is no order, notice, claim, litigation, judgment, proceeding or investigation existing, pending or, to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or by or before any Authority, against or affecting the Loan Parties or their respective properties, individually or in the aggregate, which, if determined adversely to the interests of the Loan Parties, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided

         SECTION 5.04 FINANCIAL STATEMENTS; SOLVENCY. (a) The Borrower and Superior have furnished to the Lender the following financial information (collectively, the "Financial Statements"):

                           (i) A reviewed balance sheet of Superior for its fiscal year ended December 31, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the periods then ended; and

                           (ii) An internally prepared balance sheet of the Borrower for the period ended December 31, 2003 and the related consolidated statements of income and cash flows for the period then ended (the "Borrower 2003 Financial Statement").

The Financial Statements (A) were prepared in all material respects in accordance with GAAP consistently applied throughout the periods covered thereby (except for the absence of footnotes with respect to the Borrower 2003 Financial Statement), (B) fairly present in all material respects the financial condition of the Borrower and Superior, as applicable, as of the dates thereof and results of operations for the periods covered thereby, and (C) except for liabilities not required to be disclosed in a balance sheet prepared in accordance with GAAP, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and Superior as of the dates thereof, including liabilities for taxes, material commitments and contingent obligations subject to ordinary, good faith year end adjustments.

                  (b) The Borrower and Superior are Solvent and will be Solvent after (i) the making of each Advance, (ii) the execution and delivery of the Loan Documents to which it is a party, and (iii) the perfection of any Liens in connection with the Collateral Documents.

         SECTION 5.05 OWNERSHIP AND MANAGEMENT. All limited and general partners, shareholders, officers and directors of the Borrower, the General Partner and Superior, as applicable, are disclosed in Schedule 5.05 attached hereto. All outstanding partnership interests of the Borrower and Superior have been duly authorized, validly issued and are fully paid and non-assessable. There are no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which the Borrower or Superior is bound providing for the issuance of partnership interests of the Borrower or Superior, or for the issuance of any securities convertible or exchangeable, actually or contingently, into partnership interests of the Borrower or Superior.

         SECTION 5.06 ADVERSE OCCURRENCES. No event or events have occurred which, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect. No Event of Default exists or would result from the incurring of any obligations by the Loan Parties under the Loan Documents or from the grant or perfection of the Liens on the Collateral in favor of the Lender.

         SECTION 5.07 INDEBTEDNESS. Neither the Borrower nor Superior has any Indebtedness except (i) to the Lender, (ii) Indebtedness set forth on Schedule 5.07, and (iii) trade accounts payable arising in the ordinary course of business.

         SECTION 5.08 INFORMATION. All information furnished or to be furnished by the Loan Parties to the Lender is and will be in all material respects true and accurate and the Borrower has disclosed and will disclose to the Lender in writing any fact known to the Borrower which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.09 ASSETS, LIENS AND INSURANCE. (a) With respect to all of the properties and assets of the Borrower and Superior necessary for the ordinary conduct of its business, the Borrower and Superior have (i) good, sufficient and legal title thereto (in the case of all fee interests in real property), (ii) valid leasehold interests therein (in the case of all leasehold interests in real or personal property), (iii) valid licenses therein (in the case of licensed intangible properties), or (iv) good title thereto (in the case of all other personal property). All such properties and assets are free and clear of all Liens except Permitted Liens.

                  (b) Schedule 5.09 attached hereto lists all insurance policies and other bonds to which the Borrower or Superior is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and Superior in accordance with prudent business practice in the industry of the Borrower.

         SECTION 5.10 CONTRACTUAL OBLIGATIONS AND EQUIPMENT LEASES. (a) The Borrower and Superior are in compliance with the provisions of all contracts, licenses, instruments and other commitments of any kind material to the financial condition, properties, assets or prospects of the Borrower and Superior, and no event has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default thereunder except to the extent that such failure to comply or such default could not reasonably be expected to have in a Material Adverse Effect. Neither the Borrower nor Superior is a party to or otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, compliance with which could reasonably be expected to have a Material Adverse Effect.

                  (b) Schedule 5.10 attached hereto contains a complete list of the amounts owing, due dates and other information with respect to all equipment leased by the Borrower to Superior together with a description (including identification and serial numbers, if applicable) of all of such equipment, and the same are and will be correctly stated in all records of the Borrower. The Borrower has delivered to the lender true and correct copies of the Equipment Lease and all of its other equipment leases (including all amendments, exhibits and schedules thereto), which are in full force and effect on the Closing Date. All action by the Borrower necessary or desirable to protect and perfect the Lender's Liens on the Equipment Lease has been duly taken. No event has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under the Equipment Lease.

         SECTION 5.11 TAXES. All tax returns required to be filed by the Borrower and the other Loan Parties have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower and the other Loan Parties or upon any of their properties, income, sales or franchises that are due and payable have been paid. The Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes against the Borrower and the other Loan Parties (whether or not reserved against by the Borrower and the other Loan Parties) that would be material to the condition (financial or otherwise) of the Borrower and the other Loan Parties. All tax liabilities of the Borrower and the other Loan Parties are adequately provided for on the books of the Borrower and the other Loan Parties.

         SECTION 5.12 MARGIN STOCK; INVESTMENT COMPANY. None of the proceeds of the Standby Term Loan will be used by the Borrower for the purpose of buying or carrying any margin stock ("Margin Stock") as such term is defined in Regulation U, Regulation X or Regulation G promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, or to reduce or retire any loan or advance incurred to purchase or carry Margin Stock. The Borrower is not and will not become engaged in the business of extending credit for the purpose of buying or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The Borrower is not, nor will it become, an "investment company" or a company "controlled" by an "investment company", as each of such terms are defined in the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         SECTION 5.13 INTELLECTUAL PROPERTY RIGHTS. The Borrower and Superior own or possess all patents, trademarks, trade names, service marks, copyrights, licenses, permits and franchises, and all rights in respect of the foregoing required to conduct its business as now conducted, or as presently contemplated to be conducted, without any conflict with, or infringement upon rights of, other Persons, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

         SECTION 5.14 ENVIRONMENTAL LAWS. (a) The Borrower, Superior and their Environmental Affiliates are and have been in compliance with all applicable Environmental Laws, except for such non-compliance which, individually or in the aggregate, has not, and reasonably could not be expected to have, a Material Adverse Effect. To the knowledge of the Borrower and Superior, there are no circumstances that may prevent or interfere with such compliance in the future.

                  (b) Neither the Borrower nor Superior has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.15 COLLATERAL DOCUMENTS. The provisions of the Collateral Documents executed or to be executed by the Loan Parties in favor of the Lender will be, on and after the due execution and delivery thereof, effective to create, for the benefit of the Lender, legal, valid and enforceable Liens in all of the Collateral described therein, securing the Standby Term Loan Note and all other Obligations from time to time outstanding.

         SECTION 5.16 BANKRUPTCY; INSOLVENCY. None of the Loan Parties has applied for or consented to the appointment of a receiver, trustee, custodian or liquidator for itself or any of its properties, admitted in writing its inability to pay its debts as they mature, made a general assignment for the benefit of creditors, been adjudicated a bankrupt or insolvent or filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, and no action has been taken by the Borrower or any of the other Loan Parties for the purposes of effecting any of the foregoing.

         SECTION 5.17 COMPLIANCE WITH LAWS. Neither the operation of the business of the Borrower or any of the other Loan Parties nor the development, manufacture, assembly or sale of the products or services of the Borrower or any of the other Loan Parties violate any Law applicable to the Loan Parties, except to the extent that any such violation has not, and reasonably could not be expected to have, a Material Adverse Effect.

         SECTION 5.18 LOCATIONS. Schedule 5.18 attached hereto sets forth the location of (i) the chief executive office of the Borrower and Superior, (ii) the office where the Borrower and Superior keep their records concerning the Collateral, and (iii) each place of business of the Borrower and Superior, together with the name and address of each Person other than the Borrower or Superior having possessory rights (as owner, landlord, warehouseman or otherwise) to such locations.

         SECTION 5.19 ERISA PLANS. Except as disclosed in Schedule 5.19:

                           (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under
         Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The
         Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
         Section 412 of the Code has been made with respect to any Plan;

                           (ii) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Authority, with respect to any Plan that has or could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has or could reasonably be expected to have a Material Adverse Effect; and

                           (iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any Unfunded Pension Liability; (C) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         SECTION 5.20 CONTEMPORANEOUS EXCHANGE. The attachment and perfection of the security interests in the Collateral effected on the Closing Date by virtue of the Collateral Documents executed and delivered pursuant to this Agreement are intended to be a contemporaneous exchange for new value given by virtue of the consummation of the transactions contemplated by this Agreement and are, in fact, a substantially contemporaneous exchange for such new value.

         SECTION 5.21 DISCLOSURE. No representation or warranty made by the Loan Parties in the Loan Documents, no statement made or to be made by the Loan Parties in any financial information, certificate, report, exhibit or document furnished or to be furnished by the Loan Parties to the Lender pursuant to or in connection herewith or therewith contains or will contain any untrue material statement or omits or will omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. The Borrower has made full and true disclosure of all information known to the Borrower, financial or otherwise, relating to the Loan Parties or in connection with the transactions contemplated hereby which has resulted, or which could reasonably be expected to result, in a Material Adverse Effect.

ARTICLE VI. AFFIRMATIVE COVENANTS

         Until payment in full of the Standby Term Loan and all of the other Obligations, the Borrower and Superior, as applicable, covenant and agree to perform each of the covenants set forth below in this Article VI unless the Lender waives compliance in writing.

         SECTION 6.01 USE OF PROCEEDS. The Borrower will use the proceeds of the Standby Term Loan to acquire equipment to be leased by the Borrower to Superior. No portion of the proceeds of the Standby Term Loan will be used directly or indirectly for the purpose of purchasing or carrying any Margin Stock. The Borrower will furnish the Lender such evidence as the Lender may reasonably require with respect to the use of the proceeds of the Standby Term Loan.

         SECTION 6.02 FINANCIAL INFORMATION AND COMPLIANCE CERTIFICATES. The Borrower or Superior, as indicated, shall deliver to the Lender, in form and detail satisfactory to the Lender, all of the following:

                           (i) As soon as practicable, but in no event later than one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, the Borrower shall deliver to the Lender (A) a balance sheet and related statements of income and partners' capital of the Borrower for such fiscal year and the results of the Borrower's operations during such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, all of which shall be prepared in accordance with GAAP by the General Partner and certified by the General Partner to be accurate and complete and to fairly present in all material respects the financial position and the results of operations of the Borrower, and (B) copies of the Borrower's filed federal income tax return and all schedules thereto;

                           (ii) As soon as practicable, but in any event not later than ninety (90) days after the end of each Fiscal Year of Superior, Superior shall deliver to the Lender a balance sheet of Superior, and the related statements of income, partners' capital and cash flow for such Fiscal Year, with accompanying footnotes, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, with such statements and balance sheet to be reviewed by an independent certified public accounting firm acceptable to the Lender (the "Independent Accountants"). The report of the Independent Accountants shall be a review report but otherwise free of exceptions or qualifications not acceptable to the Lender (including any exception, qualification or explanation relating to the ability to continue as a going concern or independence), and a copy of such certificate or report signed by the Independent Accountants shall be delivered to the Lender, and shall in any event contain a written statement of the Independent Accountants substantially to the effect that (A) the Independent Accountants has reviewed such consolidated and consolidating financial statements and balance sheet in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, (B) the Independent Accountants are not aware of any material modifications that should be made to such consolidated and consolidating financial statements in order for them to be in conformity with generally accepted accounting principles, and (C) in performing their review, the Independent Accountants did not become aware of any event of default under the Guaranty Agreement executed by Superior, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof;

                           (iii) With respect to each Guarantor other than Superior, as soon as practicable, but in any event not later than September 1 following the last day of each fiscal year, the Borrower shall deliver to the Lender a balance sheet of such Guarantor, and the related statements of income, shareholders' equity or partners' capital, as the case may be, and cash flow for such fiscal year, with accompanying footnotes, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, with such statements and balance sheet to be reviewed by the Independent Accountants. The report of the Independent Accountants shall be a review report but otherwise free of exceptions or qualifications not acceptable to the Lender (including any exception, qualification or explanation relating to the ability to continue as a going concern or independence), and a copy of such certificate or report signed by the Independent Accountants shall be delivered to the Lender, and shall in any event contain a written statement of the Independent Accountants substantially to the effect that (A) the Independent Accountants has reviewed such consolidated and consolidating financial statements and balance sheet in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, (B) the Independent Accountants are not aware of any material modifications that should be made to such consolidated and consolidating financial statements in order for them to be in conformity with generally accepted accounting principles, and (C) in performing their review, the Independent Accountants did not become aware of any event of default under the Guaranty Agreement executed by such Guarantor, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof;

                           (iv) As soon as practicable, but in no event later than forty-five (45) days after the end of each Fiscal Quarter of the Borrower, the Borrower shall deliver to the Lender a balance sheet of the Borrower as of the end of such Fiscal Quarter and the related statements of income and partners' capital for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year and ending on the last day of such Fiscal Quarter, all of which shall be prepared in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and an absence of footnotes), by the General Partner and certified by the General Partner to be accurate and complete and to fairly present in all material respects, the financial position and the results of operations of the Borrower;

                           (v) As soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter of each Guarantor, the Borrower shall deliver to the Lender a balance sheet of such Guarantor as of the end of such fiscal quarter and the related statements of income, shareholders' equity or partners' capital, as the case may be, for such fiscal quarter and for the period from the beginning of the then current fiscal year and ending on the last day of such fiscal quarter, all certified by a Responsible Officer of such Guarantor as fairly presenting in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and an absence of footnotes), the financial position and the results of operations of such Guarantor;

                           (vi) Concurrently with the delivery of the financial information required under Section 6.02(iv), the Borrower shall deliver to the Lender a compliance certificate dated the date thereof in form satisfactory to the Lender, signed by the General Partner, demonstrating in reasonable detail compliance with the financial maintenance covenants set forth in Section 7.01 required to be tested at the end of the applicable accounting period and stating that to the knowledge of the General Partner (after due and diligent inquiry), (A) the representations and warranties set forth in Article V of this Agreement are true and correct in all material respects as of the date of the delivery of such financial information, and (B) no Event of Default has occurred as of such date, or if any such condition existed or exists, specifying the nature and period of its existence and the action the Borrower has taken, is taking and proposes to take with respect thereto; and

                           (vii) With respect to each Guarantor, concurrently with the delivery of the financial information required under Section 6.02(v), the Borrower shall deliver to the Lender a compliance certificate dated the date thereof in form satisfactory to the Lender, signed by a Responsible Officer of such Guarantor, (A) stating that to the knowledge of such Responsible Officer (after due and diligent inquiry), the representations and warranties set forth in the Guaranty Agreement executed by such Guarantor are true and correct in all material respects as of the date of the delivery of such financial information, no default has occurred as of such date under the Guaranty Agreement executed by such Guarantor, or if any such condition existed or exists, specifying the nature and period of its existence and the action the Borrower has taken, is taking and proposes to take with respect thereto, and (B) with respect to Superior only, demonstrating in reasonable detail compliance with the financial maintenance covenants set forth in in
         Section 7.01 required to be tested at the end of the applicable accounting period; and

                           (viii) promptly after the request of the Lender, the Borrower and Superior shall deliver to the Lender such additional information regarding the business, financial or corporate affairs of the Loan Parties as the Lender may from time to time reasonably request.

         SECTION 6.03 BOOKS AND RECORDS; VISITATION. The Borrower and Superior shall maintain proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and matters involving the assets and business of the Borrower and Superior in order to permit financial statements to be prepared in accordance with GAAP. The Borrower and Superior shall permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine and audit its financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, employees, agents and servants and with the Independent Accountants, and in furtherance thereof, the Borrower and Superior hereby authorize all of such Persons to discuss the same with representatives and independent contractors of the Lender at such times and as often as the Lender may reasonably request, all at the expense of the Borrower. If the Borrower or Superior now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, the Borrower and Superior, upon request of the Lender shall notify such party to permit the Lender free access to such records at all reasonable times and to provide the Lender with copies of any records it may request, all at the Borrower's expense. Notwithstanding any of the foregoing, after the occurrence and during the continuance of an Event of Default, the Lender may do any of the foregoing as often as the Lender may desire at any time and without advance notice.

         SECTION 6.04 COMPLIANCE WITH LAWS. The Borrower and Superior will conduct their business in compliance with all applicable Laws except to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.05 NOTICES. (a) The Borrower and Superior shall promptly notify the Lender of the following (but in no event later than 10 days after the Borrower or Superior becomes aware, or reasonably should have been aware of the same):

                           (i) The occurrence of an Event of Default or any event or events which, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

                           (ii) The entry of any Lien (other than a Permitted
         Lien) against the Collateral or the other assets and properties of the Borrower, the General Partner or Superior;

                           (iii) Any litigation, arbitration or investigation or proceeding of any Authority not previously disclosed to the Lender which has been instituted or, to the knowledge of the Borrower or Superior, is threatened against the Borrower, the General Partner or Superior or to which any of their properties, assets or revenues are subject which (A) if adversely determined, could have a Material Adverse Effect, or (B) relates to this Agreement, any Collateral Document or any other Loan Document;

                           (iv) Any material adverse development which shall occur in any litigation, arbitration or investigation or proceeding of any Authority against the Borrower or Superior or any of their assets or properties which has previously been disclosed to the Lender;

                           (v) The occurrence of any default under any Equipment Lease or the receipt by the Borrower or Superior of notice of the alleged occurrence of a default under any Equipment Lease;

                           (vi) The occurrence of any default under any lease, bailment agreement or other Contractual Obligation relating to the locations where any Collateral may be stored or any other business locations of the Borrower or Superior or the receipt by the Borrower or Superior of notice of the alleged occurrence of a default under any such Contractual Obligation, in each case which would reasonably be expected to have, individually or together with other similar occurrences, a Material Adverse Effect;

                           (vii) The occurrence of any of the following events:
         (A) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower, any other Loan Party or any of their respective Environmental Affiliates or properties pursuant to any applicable Environmental Laws,
         (B) any other Environmental Claims against the Borrower, any Subsidiary or any of their respective Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any Release at, on or under any facility or property now or previously owned, operated or leased by the Borrower, any Subsidiary or any of their respective Environmental Affiliates) that is known to the Borrower and could form the basis of such Environmental Claim, which Environmental Claim individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (C) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any other Loan Party that is known to the Borrower and could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

                           (viii) The occurrence of any of the following events affecting the Borrower or any ERISA Affiliate, and the Borrower shall also deliver to the Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event: (A) an ERISA Event involving $500,000 or more; (B) a material increase in the Unfunded Pension Liability of any Pension Plan; (C) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or (D) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

                           (ix) Any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower which could reasonably be expected to have a Material Adverse Effect;

                           (x) Any material change in accounting policies or financial reporting practices by the Borrower; and

                           (xi) Any change in the location of any of its places of business, or the establishment of any new, or the discontinuance of any existing, place of business or location of Collateral, and such notice shall contain details of the new location and the name and address of the landlord or bailee (as applicable), if any, of such new location.

                  (b) Each notice under Section 6.05(a) shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to in such notice, and stating what action the affected Loan Party proposes to take with respect thereto and at what time.

         SECTION 6.06 INSURANCE. The Borrower and Superior will maintain insurance with respect to their business and properties (including the Collateral) of such types, in such amounts and against such risks, hazards, loss, damage, liabilities, casualties and contingencies as are customarily maintained by Persons engaged in the same or similar business, such insurance to be with financially sound and reputable independent insurers and to include, but not be limited to, comprehensive public liability, property and casualty insurance, fire insurance with extended coverage, flood insurance (where appropriate) and worker's compensation insurance and such other insurance coverage as may be required under the Collateral Documents. In no event shall any of such insurance be maintained in an amount less than that which may reasonably be required by the Lender. Such insurance shall include a noncontributory, standard loss payee or mortgagee endorsement, as appropriate, naming the Lender as loss payee and an additional insured, as its interests may appear, and provide for written notice to the Lender at least thirty (30) days prior to any cancellation, non-renewal or amendment thereof. Upon request of the Lender, the Borrower shall deliver to the Lender original or duplicate policies of such insurance.

         SECTION 6.07 TAXES. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings with adequate reserves maintained in amounts satisfactory to the Lender, the Borrower and Superior will pay and discharge or cause to be paid and discharged, all taxes, assessments and governmental charges and social security and wage tax withholdings imposed upon them and their properties prior to the date when any penalty would accrue for the nonpayment thereof, provided, however, the amount of any contested social security or wage tax withholding liabilities shall be paid immediately.

         SECTION 6.08 MAINTENANCE OF PROPERTIES. The Borrower and Superior will maintain and preserve their properties (including, without limitation, the Collateral and leased properties) in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency for all such properties shall at all times be properly preserved and maintained, and promptly notify the Lender of any material casualty or force majeure affecting the value of the Collateral.

         SECTION 6.09 MAINTENANCE OF EXISTENCE. The Borrower and Superior will maintain their existence as a limited partnership and corporation, respectively, in good standing, and maintain in effect all licenses, permits, franchises and privileges necessary for the normal conduct of its business.

         SECTION 6.10 ENVIRONMENTAL MATTERS. (a) The Borrower and Superior will conduct their operations and keep and maintain their properties in compliance in all material respects with all Environmental Laws.

                  (b) The Borrower and Superior will promptly take any and all reasonable actions necessary to (i) cure any violation of applicable Environmental Laws by the Borrower and Superior where such violation could reasonably be expected to have a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against the Borrower or Superior (of which the Borrower or Superior has notice) where such Environmental Claim could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11 REIMBURSABLE COSTS AND EXPENSES. The Borrower will pay all Reimbursable Costs and Expenses of the Lender incurred in connection with, or incident to:

                           (i) the preparation, administration, amendment, modification or waiver of, or consent with respect to, this Agreement and the other Loan Documents, including any workout or other restructuring of the Obligations, provided the Borrower shall not be required to pay Reimbursable Costs and Expenses of the Lender incurred in connection with, or incident to, the preparation of the Credit Agreement and the Loan Documents for the closing on the Closing Date;

                           (ii) any litigation, suit, proceeding, contest, dispute or action (whether instituted by the Lender or any other Person) in any way relating to the Collateral, this Agreement, the Collateral Documents and the other Loan Documents, including any litigation, suit, proceeding, contest, dispute or action taken by or on behalf of the Lender under the Bankruptcy Code or any other similar Law now or hereafter in effect;

                           (iii) the inspection and audit of the books and records of the Loan Parties;

                           (iv) the inspection, management, protection, custody, appraisement, sale or collection of, or realization upon, the Collateral and any other assets or properties securing the payment of the Obligations;

                           (v) the collection or attempted collection of the Obligations; and

                           (vi) the perfection, protection, continuation, enforcement or termination of any Liens granted to the Lender to secure payment of the Obligations.

         SECTION 6.12 PAYMENT OF LIABILITIES. Except to the extent the validity or amount thereof is being contested in good faith and by appropriate proceedings with reserves maintained in amounts satisfactory to the Lender, the Borrower and Superior will pay or discharge or cause to be paid or discharged:

                           (i) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon any property of the Borrower or Superior;

                           (ii) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any property of the Borrower or Superior; and

                           (iii) all other current liabilities of the Borrower and Superior which are overdue more than sixty (60) days.

         SECTION 6.13 TRUE DISCLOSURES. The Borrower and Superior will ensure that all written information, exhibits and reports furnished to the Lender under the Loan Documents do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances that existed at the time such statement was made.

         SECTION 6.14 SECURITY INTERESTS. (a) The Borrower and Superior will defend the Collateral owned by it against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower and Superior will comply with the requirements of all state and federal laws in order to grant to the Lender valid and perfected first priority security interests in the Collateral owned by it, subject to Permitted Liens. The Borrower and Superior hereby irrevocably authorize the Lender at any time and from time to time to file in any jurisdiction any initial financing statements, amendments thereto and continuations thereof describing or relating to the Collateral. The Borrower and Superior agree to furnish any such information to the Lender promptly upon request. The Borrower and Superior also ratify their authorization for the Lender to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the Closing Date.

                  (b) The Borrower and Superior shall use their best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be satisfactory in form and substance to the Lender (each such agreement or letter being a "Collateral Access Agreement"). After the Closing Date, no real property or warehouse space shall be leased or acquired by the Borrower unless the Borrower shall have first used its best efforts to obtain a Collateral Access Agreement with respect to such location and all other terms and conditions of this Agreement with respect to the Collateral shall have been complied with.

         SECTION 6.15 FURTHER ASSURANCES. (a) Promptly upon request by the Lender, the Borrower and Superior will take such further actions and execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Lender may reasonably require from time to time in order to (i) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iii) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other document executed in connection therewith. The Borrower and Superior further agree that a carbon, photographic, facsimile or other reproduction of any financing statement or the Collateral Documents shall be sufficient as a financing statement and amendments, renewals and continuations thereof, and may be filed as such. THE BORROWER AND SUPERIOR AUTHORIZE THE LENDER TO FILE AND RECORD, AND FURTHER IRREVOCABLY APPOINT THE LENDER, ITS AGENTS AND EMPLOYEES, AS ITS ATTORNEY-IN-FACT TO EXECUTE, DELIVER, FILE AND RECORD IN THE NAME OF THE BORROWER AND SUPERIOR, ANY FINANCING STATEMENTS OR ANY OF THE OTHER AFOREMENTIONED ITEMS AT ANY TIME AFTER THE BORROWER OR SUPERIOR HAS FAILED TO DELIVER THE SAME TO THE LENDER AFTER REQUEST THEREFOR BY THE LENDER. The Borrower and Superior acknowledge that the provisions of 20 Pa.C.S. Section 5601 shall not apply to the foregoing power of attorney granted to the Lender.

                  (b) The Borrower and Superior will provide such additional documents, and perform such additional acts, as the Lender may reasonably deem necessary to effectively carry out the purposes of, or to confirm, this Agreement, the Collateral Documents and the other Loan Documents, or to enable the Lender to enforce any of rights hereunder or thereunder.

ARTICLE VII. NEGATIVE COVENANTS

         Until payment in full of the Standby Term Loan and all other Obligations, the Borrower and Superior, as applicable, covenant and agree to comply with each of the covenants set forth below in this Article VI unless the Lender waives compliance in writing.

         SECTION 7.01 FINANCIAL COVENANTS. (a) FIXED CHARGE COVERAGE RATIO. The Borrower and Superior shall not permit Superior's Fixed Charge Coverage Ratio to be less than 1.1 to 1.0 as of the last day of each Fiscal Quarter for the four (4) consecutive Fiscal Quarters then ending, treating each such period as one accounting period.

                  (b) TANGIBLE NET WORTH. The Borrower and Superior shall not permit Superior's Tangible Net Worth as of the last day of any Fiscal Quarter set forth in the table below to be less than the amount set forth in such table:


    APPLICABLE FISCAL QUARTERS                        REQUIRED TANGIBLE BASE
    --------------------------                        ----------------------
Each Fiscal Quarter ending during the                       $4,800,000
period from the Closing Date through
and including the Fiscal Quarter
ending December 31, 2004

Fiscal Quarter ending December 31, 2004        $4,800,000 plus, on a cumulative
and each Fiscal Quarter thereafter             basis, 40.0% of Superior's Net
                                               Income for the Fiscal Year ending
                                               December 31, 2004 and each Fiscal
                                               Year thereafter (the Borrower's
                                               Net Income for each Fiscal Year
                                               to be determined by a review of
                                               the reviewed financial statements
                                               of Superior required to be
                                               delivered to the Lender under
                                               Section 6.02(a)(ii) hereof)

         SECTION 7.02 FUNDAMENTAL CHANGES. Neither the Borrower nor Superior shall merge, consolidate or amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or dissolve, liquidate, reorganize or adopt a plan of exchange as to its equity interests or permit itself to be the subject of an Acquisition.

         SECTION 7.03 INDEBTEDNESS. Neither the Borrower nor Superior shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except (i) Indebtedness incurred pursuant to this Agreement; (ii) Indebtedness existing on the Closing Date and set forth on Schedule 5.07; (iii) additional Indebtedness incurred after the Closing Date by the Borrower and Superior, jointly or severally, in an aggregate amount outstanding at any time not to exceed $1,500,000, and (iv) accounts payable to trade creditors on ordinary and customary terms arising out of transactions (other than borrowings) in the ordinary course of business, provided that such accounts payable shall be promptly paid and discharged within sixty (60) days from the date when due, except those accounts which are validly being contested.

         SECTION 7.04 INVESTMENTS, ACQUISITIONS, LOANS AND ADVANCES. Neither the Borrower nor Superior shall purchase or acquire (or make any commitment therefor) any capital stock, equity interest, partnership interest or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person (collectively, "Investments"), except the following:

                           (i) Investments existing on the Closing Date and described on Schedule 7.04;

                           (ii) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                           (iii) loans and advances to an employee in an amount not to exceed $10,000 outstanding at any time;

                           (iv) Hedging Contracts or other agreements between the Lender and the Borrower which give rise to Hedging Obligations; and

                           (v) the Borrower and Superior may acquire all or substantially all of the assets or stock of any Person (the "Target") in any Fiscal Year (in each case, a "Permitted Acquisition") subject to the satisfaction of each of the following conditions:

                                    (A) the Lender shall receive at least
                  fifteen (15) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                                    (B) such Permitted Acquisition shall be
                  consensual and shall have been approved by the target's board of directors;

                                    (C) the sum of all amounts payable (whether
                  contingent or otherwise) and other consideration in connection with any Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower and Target) shall not exceed $1,500,000 during any Fiscal Year;

                                    (D) the business and assets acquired in such
                  Permitted Acquisition shall be free and clear of all Liens, and

                                    (E) at or prior to the closing of any
                  Permitted Acquisition, the Lender will be granted a first priority perfected Lien (subject to Permitted Liens) in all assets acquired pursuant thereto or in the assets of the Target.

         SECTION 7.05 AFFILIATED TRANSACTIONS. Neither the Borrower nor Superior shall enter into or carry out any transaction with Affiliates (including, without limitation, purchasing property or services from or selling property or services to any Affiliate), except (i) those transactions set forth on Schedule
7.05 attached hereto; and (ii) the entry into and carrying out of sales and purchases of goods and services or leases of real property by the Borrower or Superior with Affiliates if done in the ordinary course of business, pursuant to the reasonable requirements of its business upon terms no less favorable than would be obtainable in a comparable arm's-length transaction and at least as favorable as comparable sales to or purchases from non-affiliated Persons or entities, if any.

         SECTION 7.06 BUSINESS AND ACCOUNTING CHANGES. Neither the Borrower nor Superior shall (i) change its limited liability company name or the name under or by which it conducts its business, unless prior thereto the Lender has received not less than thirty (30) days prior written notice thereof, (ii) directly or indirectly engage in any business which would represent a material change from the business presently being conducted by it, (iii) discontinue any material part of the business presently being conducted by it, or (iv) make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or Superior.

         SECTION 7.07 INSURANCE. Neither the Borrower nor Superior shall insure itself or any of its properties through captive insurance companies or through self-insurance, except for worker's compensation self-insurance.

         SECTION 7.08 DOCUMENTS. Neither the Borrower nor Superior shall furnish any certificate nor other document to the Lender in connection with the transactions contemplated in this Agreement which contains any material untrue statement, or which omits to state any material fact necessary to make it not misleading.

         SECTION 7.09 ENVIRONMENTAL CONCERN MATERIALS. Neither the Borrower nor Superior shall permit any Environmental Concern Materials to be stored, contained, incorporated or used in or on any of its business locations other than in compliance with all applicable Environmental Laws and other applicable Laws, or allow to occur any Release on or from any such properties at any time where such Release could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.10 DISPOSITION OF ASSETS. Neither the Borrower nor Superior shall directly or indirectly, make a Disposition of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except
(i) Dispositions of Inventory, or used, worn-out or surplus equipment, all in the ordinary course of business; and (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment which is made subject to the Lender's first priority Lien, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment.

         SECTION 7.11 GUARANTEES. Neither the Borrower nor Superior shall create, incur, assume or suffer to exist any Guarantee except (i) Guarantees in favor of the Lender under the Loan Documents; (ii) Guarantees existing or contemplated as of the Closing Date and listed in Schedule 7.11 attached hereto;
(iii) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business.

         SECTION 7.12 RENTALS. Neither the Borrower nor Superior shall create or suffer to exist any obligations for the payment of rent for any property under a lease or agreement to lease, except for:

                           (i) leases for property having a fair market value greater than $25,000 in existence on the Closing Date and listed in
         Schedule 7.12 attached hereto, and any renewal, extension or refinancing thereof;

                           (ii) operating leases entered into after the Closing Date in the ordinary course of business not exceeding payment obligations of the Borrower or Superior in the aggregate amount of $200,000 during any Fiscal Year; and

                           (iii) the Equipment Lease and other equipment leases in effect between the Borrower and Superior relating to equipment leased by the Borrower to Superior.

         SECTION 7.13 CHANGES IN ORGANIZATION DOCUMENTS. Neither the Borrower nor Superior shall amend in any material respect its certificate of limited partnership, articles of incorporation, or other Organization Documents without providing at least thirty (30) days' prior written notice to the Lender and, in the event such change would be adverse to the Lender as determined by the Lender in its sole discretion, obtaining the prior written consent of the Lender.

         SECTION 7.14 THE EQUIPMENT LEASE. The Borrower and Superior shall not amend or modify the Equipment Lease in any material respect, including without limitation the termination date of the Equipment Lease, nor shall the Borrower or Superior terminate or agree to terminate the Equipment Lease prior to the Standby Term Loan Maturity Date.

ARTICLE VIII. EVENTS OF DEFAULT

         The occurrence or existence of any one or more of the following events or conditions (whatever the reason for such occurrence or existence and whether voluntary, involuntary or effected by operation of Law) shall constitute an "Event of Default" under this Agreement:

         SECTION 8.01 FAILURE TO MAKE PAYMENTS. (a) The failure of the Borrower to pay within five (5) days of when due any principal of, or interest on, the Standby Term Loan, provided, such five (5) day grace period shall not apply to the payment of the outstanding principal balance of, and all interest accrued on, the Standby Term Tranche at maturity (whether by demand, stated maturity or otherwise).

                  (b) The failure of the Borrower to pay when due any indemnity, expense or other like amount due under this Agreement or any of the other Loan Documents and such failure continues for five (5) days after written notice thereof from the Lender to the Borrower.

         SECTION 8.02 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed to have been made by the Borrower under this Agreement or any of the other Loan Documents or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower to the Lender pursuant to this Agreement or any of the other Loan Documents shall prove to have been false or misleading in any material respect as of the time when made or when reaffirmed (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading).

         SECTION 8.03 COVENANTS AND AGREEMENTS. The failure of the Borrower to observe, perform or abide by any covenant, agreement or provision of this Agreement or any of the other Loan Documents to which it is a party if such failure shall continue for a period of fifteen (15) days after the earlier to occur of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure, or (ii) written notice from the Lender to the Borrower of such failure. Notwithstanding the foregoing, as to payment obligations of the Borrower and the covenants contained in Sections 6.06,
Article VII or any Hedging Contracts or other agreements between the Lender or its Affiliates and the Borrower which give rise to Hedging Obligations, there shall be no fifteen (15) day grace period.

         SECTION 8.04 DEFAULTS WITH RESPECT TO OTHER OBLIGATIONS. (a) Any Loan Party (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Indebtedness or Guarantee owing to the Lender, including any of the Guaranty Agreements, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guarantee and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, or (iii) any other event of default shall occur under any Guarantor's credit arrangements with the Lender under which the Guarantor is the borrower.

         (b) Any Loan Party (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Indebtedness or Guarantee owing to the Lender or having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) greater than $500,000, including any agreement between the Guarantor and the Lender, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure except to the extent the validity or amount thereof is being contested in good faith by the Borrower with reserves maintained in amounts satisfactory to the Lender; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guarantee and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded.

         SECTION 8.05 INSOLVENCY AND OTHER RELATED EVENTS. (a) An Insolvency Proceeding shall be instituted by a Loan Party with respect to itself and its properties, or a Loan Party shall take any action in furtherance of an Insolvency Proceeding.

                  (b) A Loan Party (i) has an involuntary Insolvency Proceeding commenced or filed against it and any such proceeding or petition shall not be dismissed within ninety (90) days after commencement; (ii) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

                  (c) A Loan Party shall (i) become insolvent, or generally fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due, (ii) voluntarily cease to conduct its business in the ordinary course, or (iii) make a general assignment for the benefit of creditors.

                  (d) The Lender shall have determined in good faith and in the exercise of reasonable (from the perspective of a commercial lender) credit judgment (which determination shall be conclusive) that an event or occurrence has occurred which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 8.06 FINAL JUDGMENTS. A Loan Party shall suffer a Final Judgment individually or in the aggregate in excess of $500,000 and the same shall not be released, discharged, vacated or fully bonded within thirty (30) days of its entry.

         SECTION 8.07 EXECUTION ON PROPERTIES. A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against the Borrower or any of its properties which shall not be released, discharged, vacated or fully bonded within thirty (30) days after the same shall have been levied.

         SECTION 8.08 ERISA EVENTS. Any of the following events shall occur: (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan of the Borrower which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; or
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans of the Borrower at any time exceeds $500,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000.

         SECTION 8.09 SUSPENSION OF OPERATIONS. The operations of the Borrower are suspended and such suspension could reasonably be expected to have a Material Adverse Effect or there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other event or circumstance, which in any such case causes, for more than ten (10) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower if such event or circumstance is not covered by business interruption insurance and could have a Materially Adverse Effect.

         SECTION 8.10 THE COLLATERAL. There shall occur any uninsured material damage to, or loss, theft or destruction of, any Collateral having a fair market value in excess of $500,000, or a Person (other than the Lender) shall obtain possession of the Collateral by levy, distraint, replevin, self-help or other means of exercising rights as a creditor, or the Lender's Liens in the Collateral are or become unperfected or no longer constitute first priority liens or security interests therein (subject only to Permitted Liens).

         SECTION 8.11 TERMINATION OF LOAN DOCUMENTS. This Agreement or any other Loan Document or any material term or provision hereof or thereof shall cease to be in full force and effect (except in accordance with the express terms of this Agreement or such other Loan Document), or the Borrower or any other Person shall, or shall purport to, terminate (except in accordance with the terms of this Agreement or such other Loan Document), repudiate, declare voidable or void or otherwise contest, this Agreement or such other Loan Document or term or provision hereof or thereof or any obligation or liability of the Borrower or such other Person hereunder or thereunder, as the case may be.

         SECTION 8.12 CRIMINAL ACTIVITIES. The indictment of a Loan Party under any criminal statute, or commencement of criminal or civil proceedings pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such loan Party.

         SECTION 8.13 CHANGE OF CONTROL. A Change of Control occurs unless as part of an Acquisition consented to in writing by the Lender.

         SECTION 8.14 THE EQUIPMENT LEASE. The Equipment Lease terminates prior to the Standby Term Loan Maturity Date or a default shall occur under the Equipment Lease, including, but not limited to, a default by Superior in the payment of any lease payments required to be made under the Equipment Lease when due.

ARTICLE IX. REMEDIES

         SECTION 9.01 RIGHTS OF THE LENDER UPON DEFAULT. Upon the occurrence of an Event of Default:

                           (i) If the Event of Default that has occurred is an Event of Default other than those specified in Section 8.05, then the Lender may (A) declare the Standby Term Loan Commitment to be terminated, and the Lender shall have no further obligation to make Advances, and (B) declare the unpaid principal amount of the Standby Term Loan, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice or act of any kind, all of which are hereby expressly waived by the Borrower, and an action therefor shall immediately accrue;

                           (ii) If the Event of Default that has occurred is an Event of Default specified in Section 8.05, then (A) the Standby Term Loan Commitment shall automatically terminate and the Lender shall have no further obligation to make any Advances, and (B) the unpaid principal amount of the Standby Term Loan, interest accrued thereon and all other Obligations shall automatically become due and payable without presentment, demand, protest or further act or notice of the Lender of any kind, all of which are hereby expressly waived by the Borrower, and an action therefor shall immediately accrue;

                           (iii) With respect to the Collateral, the Lender shall have all of the rights and remedies of a secured party or otherwise afforded to it by Law and such additional rights and remedies as are contained in the Loan Documents;

                           (iv) At any time after ten (10) days' prior written notice from the Lender to the Borrower of its intention to apply for a receiver, the Lender shall be entitled to apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by the Lender to enforce the Lender's rights and remedies under this Agreement, the Collateral Documents and the other Loan Documents in order to protect, preserve, manage, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Standby Term Loan and other Reimbursable Costs and Expenses due hereunder and under the Loan Documents until a sale or other disposition of such Collateral. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND, ON THE ADVICE OF SEPARATE COUNSEL OF THE BORROWER, IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED FOR HEREIN. THE BORROWER ACKNOWLEDGES THAT (i) RIGHT TO HAVE A RECEIVER APPOINTED WITHOUT CONTEST IS VERY IMPORTANT TO THE LENDER IN CONNECTION WITH THE ENFORCEMENT OF THE LENDER'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT, THE COLLATERAL DOCUMENTS AND THE OTHER LOAN DOCUMENTS, AND (ii) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY WAS A MATERIAL INDUCEMENT TO THE LENDER TO ENTER INTO THIS AGREEMENT AND MAKE THE STANDBY TERM LOAN AVAILABLE TO THE BORROWER. THE BORROWER AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE LENDER IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL;

                           (v) In addition to any rights and remedies of the Lender provided by Law, the Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, the Lender to or for the credit or the account of the Borrower against any and all Obligations owing to the Lender, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application; and

                           (vi) The following paragraph sets forth a warrant of authority for an attorney to confess judgment against the Borrower. In granting this warrant to confess judgment, the Borrower hereby knowingly, intentionally, voluntarily and, on the advice of separate counsel of the Borrower, unconditionally waives any and all rights the Borrower has or may have to prior notice and an opportunity for hearing before a judgment can be entered hereunder:

                  THE BORROWER UNCONDITIONALLY AND IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY PROTHONOTARY, CLERK OF COURT OR COURT OF RECORD, AS ATTORNEY FOR THE BORROWER, TO APPEAR FOR THE BORROWER IN SUCH COURT AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT AND CONFESS JUDGMENT AGAINST THE BORROWER IN FAVOR OF THE LENDER FOR (i) POSSESSION OF ANY OF THE COLLATERAL IN ANY ACTION FOR REPLEVIN INSTITUTED BY THE LENDER, AND (ii) FOR ALL OR ANY PORTION OF THE OUTSTANDING BALANCE OF THE OBLIGATIONS (INCLUDING WITHOUT LIMITATION, THE OUTSTANDING PRINCIPAL BALANCE OF THE TERM LOAN), TOGETHER WITH UNPAID INTEREST, COSTS OF SUIT AND ATTORNEYS' FEES ADDED FOR COLLECTION IN AN AMOUNT EQUAL TO THE GREATER OF FIVE PERCENT (5.0%) OF THE SUM DUE OR $15,000. THE BORROWER ALSO RELEASES ALL ERRORS, AND TO THE EXTENT PERMITTED BY LAW, WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT OF THE LENDER OR SOMEONE ON BEHALF OF THE LENDER, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE AN ORIGINAL OF THIS AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF OR BY ANY IMPERFECT EXERCISE THEREOF AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; THE AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE LENDER SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS AGREEMENT OR A VERIFIED COPY HEREOF SHALL BE A SUFFICIENT WARRANT. TO THE EXTENT PERMITTED BY LAW, INTEREST SHALL ACCRUE ON ANY JUDGMENT AT THE DEFAULT RATE APPLICABLE TO THE PRIME RATE TRANCHES.

         SECTION 9.02 CUMULATIVE REMEDIES. The rights, remedies and powers of the Lender under this Agreement and the other Loan Documents are cumulative, irrevocable and non-exclusive of any rights, remedies or powers which the Lender would otherwise have, including, without limitation, the right of specific performance.

         SECTION 9.03 WAIVER OF RIGHT TO MARSHAL. Each of the Borrower, the General Partner and Superior for itself and all who may claim through or under it, hereby expressly waives and releases all rights to have the Collateral, or any part thereof, or any other of its properties, marshaled on any foreclosure, sale or other enforcement thereof, and the Lender, or any court in which the foreclosure of the liens or security interests in the Collateral are sought, shall have the right as aforesaid to sell the Collateral as an entirety in a single parcel. The Borrower, the General Partner and Superior upon the request of the Lender, shall provide the Lender with a specific written waiver to evidence the intent of this Section 9.03.

ARTICLE X. MISCELLANEOUS

         SECTION 10.01 AUTOMATIC DEBITS OF FEES. With respect to any commitment or other fee, or any other cost or expense (including attorneys' fees) due and payable to the Lender under the Loan Documents, the Borrower hereby irrevocably authorizes the Lender to debit any deposit account of the Borrower with the Lender in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Lender's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         SECTION 10.02 RIGHTS IN PROPERTY HELD BY THE LENDER. As security for the prompt and full satisfaction of the Obligations, the Borrower hereby assigns, transfers and sets over to each Lender all of its right, title and interest in and to, and grants the Lender a lien on and security interest in, all amounts that may be owing from time to time by the Lender to the Borrower in any capacity, including, without limitation, any balance or share belonging to the Borrower of any deposit or other account with the Lender (general or special, time or demand, provisional or final), which lien and security interest shall be independent of any right of set-off which the Lender may have otherwise.

         SECTION 10.03 COLLATERAL. All Collateral of any kind held by the Lender shall stand as one general, continuing collateral security for the Obligations and all other liabilities and Indebtedness now existing or hereafter incurred by the Borrower to the Lender, and may be retained by the Lender until all of such Obligations have been paid in full.

         SECTION 10.04 NO THIRD PARTY RIGHTS. Nothing in this Agreement, whether expressed or implied, shall be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being expressly understood that this Agreement is intended for the sole protection and legal benefit of the Borrower, the Lender and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         SECTION 10.05 CONSTRUCTION. The provisions of this Agreement shall be in addition to those of the other Loan Documents, all of which shall be construed as complementing each other and as augmenting and not restricting the rights of the Lender. Nothing herein contained shall prevent the Lender from enforcing, in accordance with their respective terms, any of the Loan Documents on a several basis. In no event shall the rights of the Lender hereunder and under the other Loan Documents be construed to grant the Lender the right to, or be deemed to indicate that, the Lender is in control of the business, management or properties of the Borrower or have power over the daily management functions and operating decisions made by the Borrower. To the extent any provision of this Agreement or the other Loan Documents shall be held to be in violation of any applicable Law, then the Lender shall not be required, to the extent of such violation, to perform its obligations in connection with such provision.

         SECTION 10.06 WAIVER. No course of dealing and no failure or delay on the part of the Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of any other right, power or privilege.

         SECTION 10.07 INDEMNIFICATION BY THE BORROWER. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Lender and its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys' fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Standby Term Loan) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Standby Term Loan or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other obligations.

                  (b) The Borrower shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a mortgage or deed of trust in favor of the Lender except to the extent resulting solely from the gross negligence or willful misconduct of such Indemnified Person. In no event shall any site visit, observation, or testing by the Lender (or any contractee of the Lender) be deemed a representation or warranty that Environmental Concern Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Lender. The Lender owes no duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other party of, any Environmental Concern Materials or any other adverse condition affecting any site or property.

                  (c) The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Borrower. All amounts owing under this Section shall be paid within thirty (30) days after demand.

         SECTION 10.08 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Lender, or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

         SECTION 10.09 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWER WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR INSTRUMENT ATTACHED HERETO, REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER AND THE

LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND THE LENDER HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         SECTION 10.10 CONSENT TO JURISDICTION. The Borrower and the Lender hereby irrevocably consent and agree that any action or proceeding against it may be commenced and maintained in any state court sitting in Allegheny County, Pennsylvania or in the United States District Court for the Western District of Pennsylvania, and each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by Pennsylvania. The Borrower irrevocably consents and agrees that the state courts sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania shall have exclusive jurisdiction for any action or proceeding commenced by or through it with respect to the subject matter hereof. THE BORROWER AND THE LENDER EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

         SECTION 10.11 SURVIVAL. All representations and warranties of the Borrower contained herein or made in connection herewith are continuing and shall survive the making of and shall not be waived by the execution and delivery of the Loan Documents, the making of the Standby Term Loan. Notwithstanding termination of this Agreement or the occurrence of an Event of Default, all covenants and agreements of the Borrower shall continue in full force and effect from and after the date of this Agreement until payment in full of the Standby Term Loan, all interest accrued thereon and all other sums due under the Loan Documents.

         SECTION 10.12 DISCLOSURE OF INFORMATION. So long as no Event of Default has occurred and is continuing, the Lender shall hold all information obtained from the Borrower pursuant to or in connection with this Agreement in confidence in accordance with its customary practices for handling information of the nature received from the Borrower and in accordance with safe and sound lending practices, but in any event, the Lender may disclose any information concerning the Borrower in its possession (i) upon the order of any court or administrative agency, (ii) pursuant to any subpoena or other legal process, or in connection with any litigation, (iii) upon the request or demand of any regulatory agency or other Authority having jurisdiction over the Lender, (iv) which has been publicly disclosed, (v) which has been obtained from any Person that is not a party hereto provided such Person did not obtain such information in violation of any confidentiality agreement binding on such Person, (vi) to the extent required in connection with the exercise of any remedy under the Loan Documents or to protect the Lender's rights under the Loan Documents or in and to the Collateral, (vii) to the Lender's legal counsel, its regulators, affiliates, outside auditors and other professional advisors, provided such Persons agree to be bound by the provisions of this Section, (viii) to any other Person to whom the Lender grants or proposes to grant a participation in or assignment or other transfer of all or any part of the Standby Term Loan or other Obligations, provided such Persons agree to be bound by the provisions of this Section. The Lender shall endeavor to provide prompt notice to the Borrower of its disclosure of information under the circumstances described in (i), (ii) and (iii) above provided the Lender is not prohibited from providing such notice under applicable Law, and provided further the Lender's failure to provide such notice shall not constitute a default by the Lender in performance of their obligations under this Agreement or otherwise result in liability of the Lender to the Borrower.

         SECTION 10.13 NOTICES. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.13; or, as directed to the Borrower or the Lender, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Lender.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine (subject to confirmation immediately by telephone call to the recipient and followed promptly by delivery of a hard copy original thereof), respectively, or if mailed, upon the second Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices to the Lender shall not be effective until actually received by the Lender.

                  (c) Any agreement of the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Lender shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Standby Term Loan shall not be affected in any way or to any extent by any failure by the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Lender of a confirmation which is at variance with the terms understood by the Lender to be contained in the telephonic or facsimile notice.

         SECTION 10.14 LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS, CONTRACTORS, SERVANTS, EMPLOYEES, LICENSEES, SUCCESSORS AND ASSIGNS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER, THE GENERAL PARTNER AND SUPERIOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE, BAD FAITH, FRAUD, CRIMINAL OR WILLFUL MISCONDUCT OF THE LENDER. THE BORROWER, THE GENERAL PARTNER AND SUPERIOR HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE THE LENDER, OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER.

         SECTION 10.15 SALE AND PARTICIPATION. The Lender may participate, or sell, assign or otherwise transfer the Standby Term Loan, the Standby Term Loan Note and the other Loan Documents, or any part thereof. To the extent of any such participation, sale, assignment or transfer, the Lender shall be released of its obligations and liabilities arising hereunder or relating hereto from and after the effective date of, and to the extent of, such participation, sale, assignment or transfer.

         SECTION 10.16 APPLICABLE LAW. This Agreement and all other Loan Documents shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflict of laws principles including matters of construction, performance and enforcement. The Borrower acknowledges that part of the consideration to the Lender for making the Standby Term

Loan is the agreement of the Borrower that all issues relating to the maximum interest rate and usury shall be governed by the laws of the Commonwealth of Pennsylvania, and the Borrower further acknowledges that the agreement to be governed by the laws of the Commonwealth of Pennsylvania is not for the purpose of avoiding the law or public policy of any other jurisdiction, but rather is a negotiated term in this commercial transaction and is based upon a reasonable relation to the Commonwealth of Pennsylvania.

         SECTION 10.17 BINDING EFFECT AND ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender

         SECTION 10.18 COUNTERPARTS. This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. Delivery by telecopier of an executed counterpart of a signature page to this Agreement, the other Loan Documents or any notice, communication, agreement, certificate, document or other instrument in connection herewith shall be effective as delivery of an executed original counterpart thereof.

         SECTION 10.19 HEADINGS. The title, headings and table of contents of this Agreement and the other Loan Documents are included for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

         SECTION 10.20 SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability hereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         SECTION 10.21 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Borrower and the Lender, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         SECTION 10.22 SEALED DOCUMENT. This Agreement is intended as a document under seal.

         SECTION 10.23 USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

                  (a) IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, if the Borrower is an individual, the applicable bank will ask for the Borrower's name, taxpayer identification number, residential address, date of birth and other information that will allow such bank to identify the Borrower, and, if the Borrower is not an individual, such bank will ask for the Borrower's name, taxpayer identification number, business address, and other information that will allow such bank to identify the Borrower. The bank may also ask, if the Borrower is an individual, to see the Borrower's driver's license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower's legal organizational documents or other identifying documents.

                  (b) GOVERNMENT REGULATION. The Borrower shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, or (ii) fail to provide documentary and other evidence of the Borrower's identity as may be requested by the Lender at any time to enable the Lender to verify the Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused their duly authorized officers to execute and deliver this Credit Agreement effective as of the day and year first above written.

WITNESS:                                BRADFORD RESOURCES, LTD.
                                        BY:  EASTERN MATERIALS CORPORATION, Its
                                             sole general partner


/s/ MARK KARENCHAK                           By: /s/ DAVID E. SNYDER
----------------------------------              -------------------------------
                                             Title:
                                                   ----------------------------



WITNESS:                                SUPERIOR WELL SERVICES, LTD.
                                        BY:  BUFFALO VALLEY REAL ESTATE COMPANY,
                                             its sole general partner


/s/ MARK KARENCHAK                           By: /s/ ELMER A. SNYDER
----------------------------------              -------------------------------
                                             Title:
                                                   ----------------------------

                                        CITIZENS BANK OF PENNSYLVANIA



                                        BY: /s/ JAMES NICKEL
                                           -------------------------------
                                        TITLE:
                                              ----------------------------